As filed with the Securities and Exchange Commission on January 27, 2003.

File No. 33-97020

File No. 811-3170

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

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FORM N-2

Registration Statement Under the Investment Company Act of 1940
Amendment No. 38

THE MEXICO FUND, INC.
(Exact Name of Registrant as Specified in Charter)

1775 I Street, N.W., Suite 1100
Washington, DC 20006
Registrant's telephone number, including Area Code (202) 261-3300

Sander M. Bieber, Esquire
Dechert
1775 I Street, N.W., Suite 1100
Washington, D.C. 20006
(Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box...☐

It is proposed that this filing will become effective (check appropriate box)

☐ when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

☑ immediately upon filing pursuant to paragraph (b)

This amendment consists of the following:
(1)	Facing Sheet of the Registration Statement
(2)	Part C of the Registration Statement (including signature page) and
(3)	Exhibits to the Registration Statement

The Prospectus and the Statement of Additional Information are incorporated by reference from Post-Effective Amendment No. 32 to this Registration Statement (File No. 811-3170) filed on October 12, 1995.

The Financial Statements are incorporated by reference from the Registrant's Annual Report (File No. 811-3170) filed on December 30, 2002.

This amendment is being filed solely to file Exhibit Nos. (b)(4), (n)(4) and (r)(1) to this Registration Statement relating to the Registrant's By-Laws, Power of Attorney and Code of Ethics.

PART C

OTHER INFORMATION

Registrant's Amended and Restated By-Laws, as adopted December 4, 2002 by Registrant's Board of Directors, are filed herewith as Exhibit (b)(4).

Power of attorney filed herewith as Exhibit (n)(4).

Registrant's Amended and Restated Code of Ethics, as adopted August 2, 2002 by Registrant's Board of Directors, are filed herewith as Exhibit (r)(1)

EXHIBIT INDEX
Exhibit No.	Description

(b) (4)	By-Laws, as Amended and Restated as of December 4, 2002

(n) (4)	Power of Attorney

(r)(1)	Code of Ethics, as Amended and Restated as of August 2, 2002

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 38 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the District of Columbia, on the 27th day of January, 2003.

THE MEXICO FUND, INC.

José Luis Gómez Pimienta
President*

By:	/s/ Sander M. Bieber
Sander M. Bieber
As Attorney-in-Fact

* Except for Alberto Osorio, pursuant to Power of Attorney previously filed as Exhibit (n)(3) to Amendment No. 37 of Registrant's Registration Statement under the Investment Company Act of 1940, as filed with the Commission on July 11, 2002 and incorporated herein by reference. For Mr. Osorio, pursuant to Power of Attorney filed herewith as Exhibit (n)(4).

_____________ *_________________ José Luis Gómez Pimienta	President, Director and Principal Executive Officer	January 27, 2003
______________*_________________ Alberto Osorio	Treasurer and Principal Financial Officer	January 27, 2003
______________*_________________ Juan Gallardo T.	Director	January 27, 2003
______________*________________ Philip Caldwell	Director	January 27, 2003
______________*_________________ Claudio Z. González	Director	January 27, 2003
______________*_________________ Robert L. Knauss	Director	January 27, 2003
______________*_________________ Emilio Carrillo Gamboa	Director	January 27, 2003
______________*________________ Jaime Serra Puche	Director	January 27, 2003